Exhibit 99.1

MindMed Announces Compliance with Nasdaq Listing Requirements

NEW YORK, Sept. 14, 2022 — Mind Medicine (MindMed) Inc. (NASDAQ: MNMD), (NEO: MMED), (the “Company” or “MindMed”), a clinical stage biopharmaceutical company developing novel products to treat brain health disorders, today announced that it has received a letter from The Nasdaq Stock Market LLC advising the Company that it has regained compliance with Nasdaq’s minimum bid price listing requirement. The Company has satisfied the terms for continued listing on the Nasdaq Capital Market by complying with the minimum bid price requirement of $1.00 per share under Nasdaq Listing Rule 5550(a)(2), and all other criteria for continued listing. Accordingly, Nasdaq has advised that the matter is now closed.

The Company believes the completion of the reverse share split and subsequent attainment of compliance with Nasdaq listing requirements enables the Company to potentially achieve several important corporate objectives, including but not limited to, the ability to meet certain security eligibility criteria for consideration for inclusion into market-wide and healthcare sector indices, potentially augment MindMed’s visibility within the investment community, increase the liquidity of its common shares and broaden its shareholder base.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel products to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative drug candidates, with and without acute perceptual effects, targeting the serotonin, dopamine, and acetylcholine systems.

MindMed trades on NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED.

Forward-Looking Statements

Certain statements in this news release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will”, “may”, “should”, “could”, “intend”, “estimate”, “plan”, “anticipate”, “expect”, “believe”, “potential” or “continue”, or the negative thereof or similar variations. Forward-looking information in this news release include, but are not limited to, statements regarding the Company’s ability to continue to meet the listing standards on

NASDAQ, to achieve anticipated upcoming milestones and corporate objectives, meet securities eligibility criteria for inclusion in market-wide and healthcare sector indices, increase liquidity for its common shares and broaden its shareholder base.. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including history of negative cash flows; limited operating history; incurrence of future losses; availability of additional capital; lack of product revenue; compliance with laws and regulations; difficulty associated with research and development; risks associated with clinical trials or studies; heightened regulatory scrutiny; early stage product development; clinical trial risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; as well as those risk factors discussed or referred to herein and the risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q for the period ended June 30, 2022 under headings such as “Special Note Regarding Forward-Looking Statements,” and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings and furnishings made by the Company with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

For Media: media@mindmed.co

For Investors: ir@mindmed.co